 Exhibit 16.1

January 7, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements in the Form 6-K dated January 7, 2026, of Meihua International Medical Technologies Co., Ltd. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 6-K.

Sincerely,

/s/ Kreit & Chiu CPA LLP